Exhibit 99.1

NeuroOne® Initiates Limited Commercial Launch of OneRF™ Ablation System

First to market FDA-cleared thin-film, sEEG-guided RF system capable of both recording electrical activity and ablating nervous tissue with the added benefit of temperature control

Limited commercial launch initiated earlier than expected

EDEN PRAIRIE, Minn. – March 26, 2024 (GLOBE NEWSWIRE) – NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announced that it has initiated a limited commercial launch of its OneRF™ Ablation System, which has FDA 510(k) clearance for creation of radiofrequency (“RF”) lesions in nervous tissue for functional neurosurgical procedures.

“Today is an exciting day for NeuroOne as we begin the limited commercial launch of our OneRF™ Ablation System. We are proud to be the first to market with a thin-film electrode technology capable of performing both diagnostic and therapeutic functions utilizing the same electrode,” said Dave Rosa, CEO of NeuroOne. “We expect to start shipping systems this week to centers participating in our limited launch with cases already scheduled starting in April. We believe physicians and patients will benefit from our technology given it may reduce hospital stays, number of surgeries, and adverse events, while offering significant clinical benefits including temperature control to enhance patient safety. Looking ahead, we plan to leverage the system for other targeted ablation indications by submitting additional FDA 510(k) applications.”

The OneRF™ Ablation System is NeuroOne’s first device with a therapeutic indication and its third FDA 510(k)-cleared device. NeuroOne now boasts a full line of electrode technology to address patients requiring diagnostic brain mapping procedures as well as RF ablation using the same sEEG electrode. In addition to the OneRF™ Ablation System, NeuroOne’s other FDA-cleared devices include the Evo® cortical and sEEG electrode product lines which are used primarily for recording electrical activity in the brain for less than 30 days.

NeuroOne estimates the current brain ablation market to be at least $100M worldwide and growing rapidly, with the potential to grow multifold based on large addressable patient populations with unmet clinical needs.

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence. For more information, visit www.nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s electrode technology program, the ability of the OneRF Ablation System to reduce hospital stays, reduce the number of surgeries, or reduce adverse events, the timing and extent of product launch and commercialization of our technology, our intent to submit additional 510(k) applications for new indications, business strategy, market size, potential growth opportunities, and future operations. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that our partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages, risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks related to our ability to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

“Caution: Federal law restricts this device to sale by or on the order of a physician”

Contact:

800-631-4030

ir@nmtc1.com